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                                                                  Exhibit (2)(b)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of August 30, 2000, by and among Sybron Chemicals, Inc., a Delaware corporation (the "Company"), Bayer Corporation, an Indiana corporation ("Parent"), and Project Toledo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                              W I T N E S S E T H :


                  WHEREAS, the Board of Directors of each of Purchaser and the Company has approved and declared advisable and in the best interests of the respective stockholders of such corporations, and the Board of Directors of Parent has approved, this Agreement and the merger of Purchaser with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company by Parent and, in furtherance of such acquisition, Parent proposes to cause Purchaser to make a cash tender offer for all of the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, on the terms specified herein and the Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated hereby, including the tender offer, the Merger and the transactions contemplated by the Stockholder Agreement (as defined below) and has unanimously recommended that the offer be accepted and this Agreement be adopted (if required) by the stockholders of the Company; and

                  WHEREAS, Parent, Purchaser and certain stockholders of the Company have, concurrently with the execution and delivery hereof, entered into the Stockholder Agreement, providing that, among other things, such stockholders will (i) tender their shares of Common Stock pursuant to the Offer, and (ii) vote their shares of Common Stock in favor of adoption of this Agreement and approval of the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter contained and intending to be bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                    THE OFFER

                  SECTION 1.01 The Offer.

                  (a) Provided that (i) this Agreement shall not have been terminated in accordance with Article VIII, (ii) nothing shall have occurred that would render any of the conditions set forth in the first paragraph of Annex A incapable of being satisfied and (iii) none of the events set forth in the second paragraph of Annex A hereto shall have occurred and be continuing, as promptly as practicable (but in no event later than seven (7) business days after the date of this Agreement) Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of the applicable rules and regulations of the Securities and Exchange
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Commission (the "SEC") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase for cash (the "Offer") any and all of the issued and outstanding shares of Common Stock ("Shares") (including the related Rights (as defined in Section 4.02 of this Agreement)) at a price of $35.00 per Share, net to the seller in cash. For purposes of this Agreement, the term "Transaction Consideration" shall mean $35.00 per Share in cash or any higher price as shall be paid in respect of the Shares in the Offer. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares tendered shall be subject to the conditions set forth in Annex A hereto (any or all of which may, subject to the provisions hereof, be waived by Parent or Purchaser, subject to applicable law). The initial expiration date of the Offer (the "Expiration Date") shall be the 20th business day following the commencement of the Offer (determined using Rules 14d-1 and 14d-2 under the Exchange Act), but in no event shall be later than October 6, 2000. Without the prior written consent of the Company, Purchaser shall not (i) decrease the Transaction Consideration, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) change the form of consideration payable in the Offer (although Purchaser shall, in its sole discretion, have the right to increase the amount of the Transaction Consideration), (iv) add to the conditions to the Offer set forth in Annex A, (v) waive the Minimum Condition
(as defined in Annex A) or (vi) make any other change in the terms or conditions of the Offer which is adverse to any holder of Shares, it being agreed that neither a waiver by Purchaser of any of the conditions set forth in Annex A (other than the Minimum Condition) in whole or in part at any time and from time to time in its discretion, nor the extension of the Expiration Date as permitted below, shall be deemed to be adverse to any holder of Shares. Purchaser may, without the consent of the Company, extend the Expiration Date (which extended date shall thereupon be the Expiration Date for purposes of this Agreement):(i) in increments of not more than ten (10) business days each, if at the scheduled Expiration Date any of the conditions to Purchaser's obligation to purchase Shares are not satisfied, until such time as such conditions are satisfied or waived and (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer. In addition, Purchaser shall have the right, without the consent of the Company, to make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act). Without limiting the right of Purchaser to extend the Offer, provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, if the conditions set forth in Annex A are not satisfied or, to the extent permitted hereby, waived by Purchaser as of the Expiration Date, then, except to the extent that such conditions are incapable of being satisfied, at the request of the Company, Purchaser will extend the Expiration Date from time to time until the earlier of the date that such conditions are satisfied or waived or the date that is thirty (30) days (or if the condition set forth in clause (ii) in the first paragraph of Annex A has not been satisfied, 60 days) from the date of the initial Expiration Date(such date the "Mandatory Extension Date," and, if such date is later than the then-scheduled Expiration Date, the Mandatory Extension Date shall thereupon be the Expiration Date for purposes of this Agreement); provided, however, that Purchaser shall not be required to so extend the Expiration Date if the failure to meet any of the conditions set forth in Annex A was caused by or resulted from the failure of the Company to perform in any material respect any covenant or agreement of the Company contained herein, or the material breach by the Company of any representation or warranty contained herein. Purchaser shall, subject to the terms and conditions of the Offer, accept for payment Shares tendered as soon as it is legally permitted to do so under applicable law.

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                  (b) On the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any amendments or supplements thereto, the "Offer Documents"). The Company will cooperate fully in the preparation of the Offer Documents and the Company and its counsel shall be given a reasonable opportunity to review the Offer Documents prior to their being filed with the SEC. Each of Parent, Purchaser and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Purchaser shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser shall provide the Company and its counsel in writing with any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  (c) The Company agrees that it will not tender, and will not permit any of its subsidiaries to tender, any Shares held by it or any such subsidiary pursuant to the Offer.

                  SECTION 1.02 Company Actions; Rights. The Company hereby approves of and consents to the Offer and represents that (a) its Board of Directors (at a meeting duly called and held) has unanimously (i) determined that each of the Offer, the Merger and this Agreement is advisable and fair to, and in the best interests of, the Company and the stockholders of the Company,
(ii) approved the Merger, this Agreement, the Stockholder Agreement and the transactions herein and therein contemplated (collectively, the "Transactions"), and (iii) subject to the right of the Board of Directors of the Company to take action permitted by Section 6.02(b), resolved to recommend acceptance of the Offer and, in the event of a stockholder vote, the approval and adoption of the Agreement by the stockholders of the Company and (b) J.P. Morgan Securities Inc. ("J.P. Morgan") has delivered to the Company's Board of Directors its opinion (if oral, then subsequently confirmed in writing as soon as practicable thereafter) that the cash consideration to be received by the holders of the Shares in the Offer and the Merger is fair to such stockholders from a financial point of view, which opinion Parent and Purchaser shall be entitled to include as an exhibit to the Schedule TO, subject to customary prior review and consent by J.P. Morgan. The Company further represents that it has amended the Rights Agreement, dated as of August 7, 1998, by and between the Company and Fleet National Bank, as Rights Agent (as amended, the "Rights Agreement"), to provide that (a) none of a "Triggering Event," a "Distribution Date" or a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) will occur, and none of Parent, Purchaser or any of their "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including the Offer and the Merger) and (b) the Rights will expire immediately prior to the acceptance for payment of Shares pursuant to the Offer. On

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the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, including an appropriate information statement ("Information Statement") under Rule 14f-1 (such Schedule 14D-9 and Information Statement, as amended from time to time, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the holders of Shares. The Schedule 14D-9 shall contain the recommendation described above, unless such recommendation has been withdrawn or modified in accordance with Section 6.02(b). Each of Parent, Purchaser and their counsel shall be given a reasonable opportunity to review the Schedule 14D-9 prior to its being filed with the SEC. Each of Parent, Purchaser and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. In connection with the Offer, provided that this Agreement shall not have been terminated in accordance with Article VIII hereof, the Company will, or will cause its transfer agent to, promptly furnish Purchaser with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of the most recent date practicable and of those persons becoming record holders subsequent to such date, and shall furnish Purchaser with such information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and, if this Agreement is terminated, will upon request deliver to the Company all copies of such information then in its possession.

                  SECTION 1.03 Board of Directors and Committees; Section 14(f).

                  (a) Subject to the requirements of applicable law, promptly upon the purchase by Purchaser of Shares pursuant to and subject to the conditions of the Offer and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company (the "Board") as will give Purchaser representation on the Board equal to the product of the number of directors on the Board, after giving effect to such representation, and the percentage that such number of Shares so purchased (or subsequently acquired by Purchaser or any of its affiliates in accordance with the last sentence of
Section 6.08) bears to the total number of issued and outstanding Shares, and promptly upon request by Purchaser, the Company shall either increase the size of the Board or secure the resignation of such number of directors as is necessary to enable Purchaser's designees to be elected to the Board and shall cause Purchaser's designees to be so elected. At such times the Company will use its reasonable efforts to cause individuals designated by Purchaser to constitute the same percentage as is on the Board of (i) each committee of the Board (other than any committee of the Board established to take action under

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this Agreement), (ii) each board of directors of each subsidiary of the Company designated by Purchaser and (iii) each committee of each such board. Notwithstanding the foregoing, until the time Purchaser purchases Shares representing a majority of the Company's outstanding voting power on a fully diluted basis, the Company shall use its reasonable efforts to ensure that all of the members of the Board and such boards and committees as of the date hereof who are not employees of the Company and who are not otherwise affiliated with Purchaser shall remain members of the Board and such boards and committees until the Effective Time (as defined in Section 2.02).

                  (b) The Company's obligations to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions requested by Parent, necessary to effect any such election, including all actions required under Section 14(f) and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.03. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information with respect to any of them and their nominees, officers, directors and affiliates required by
Section 14(f) and Rule 14f-1 promulgated thereunder to be included in the Information Statement.

                  (c) Following the election or appointment of Purchaser's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment of this Agreement or any provisions of the Restated Certificate of Incorporation or By-Laws of the Company which directly or indirectly affects the consummation of the Merger or the terms or the timing thereof, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not designated by Purchaser or otherwise affiliated with Purchaser (the "Independent Directors").

                  SECTION 1.04 Stockholder Agreement. Concurrently with the execution hereof, each of 399 Venture Partners, Inc., Richard M. Klein and John
H. Schroeder (the "Principal Stockholders") shall execute a Stockholder Agreement (the "Stockholder Agreement") with Parent and Purchaser, in the form attached hereto as Annex C with respect to all of the Shares beneficially owned (or hereafter acquired) by such Principal Stockholders.

                                   ARTICLE II
                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Purchaser shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of Delaware, and the separate corporate existence of Purchaser shall cease.

                  SECTION 2.02 Effective Time. The Merger shall be consummated, as and when provided in Section 2.12 hereof, by filing with the Secretary of State of the State of

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Delaware a certificate of merger or other appropriate documents in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing or such later time as may be specified therein being the "Effective Time").

                  SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. From and after the Effective Time, the Company shall be a wholly owned subsidiary of Parent.

                  SECTION 2.04 Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation and the By-Laws of the Company shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

                  SECTION 2.05 Directors. The directors of Purchaser immediately prior to the Effective Time shall constitute the initial Board of Directors of the Surviving Corporation from and after the Effective Time until their respective successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation or By-Laws and in accordance with applicable law, as the case may be.

                  SECTION 2.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation from and after the Effective Time until their respective successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation or By-Laws and in accordance with applicable law, as the case may be.

                  SECTION 2.07 Conversion of Shares. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by Parent, the Company or Purchaser, which shall be canceled,
(ii) Dissenting Shares (as hereinafter defined) and (iii) as set forth in the immediately following sentence) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, and each certificate which immediately prior to the Effective Time represented such Shares shall evidence solely the right to receive, the Transaction Consideration in respect of such Shares in cash, payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share, in the manner provided in Section 3.02. All shares of Company Common Stock owned by any subsidiary of the Company or Parent (other than Purchaser) immediately prior to the Effective Time shall automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  SECTION 2.08 Employee Stock Options. Each option to purchase Shares granted under the Company Stock Plans (as defined in Section 4.02) (an "Option"), whether vested or unvested and whether or not presently exercisable, outstanding immediately prior to the acceptance for payment of Shares pursuant to the Offer, shall be cancelled immediately prior to the acceptance for payment of Shares pursuant to the Offer, and in consideration therefor the holder thereof shall be solely entitled to receive, and shall receive a cash payment from the Company in an amount equal to the product of (i) the excess, if any, of the Transaction

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Consideration over the exercise price per Share of the Option and (ii) the number of Shares covered by such Option (such payment, if any, to be net of applicable withholding and excise taxes). Such cash payment shall be paid at or as soon as practicable following the Effective Time. As of the Effective Time, all plans and agreements pursuant to which such Options were granted shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries, other than the right to receive cash payments under the Company's Executive Bonus Plan and Share Participation Plan, shall be terminated, and no person shall have any continuing rights thereunder. The Company shall take all action reasonable and necessary to effectuate the foregoing and to ensure that, after the Effective Time, no person shall have any right under any plan, program or arrangement with respect to equity securities of the Company or any subsidiary thereof, other than the right to receive cash payments under the Company's Executive Bonus Plan and Share Participation Plan.

                  SECTION 2.09 Conversion of Purchaser Common Stock. Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation.

                  SECTION 2.10 Stockholders' Meeting. If required by applicable law, and if required in order to consummate the Merger, the Company, acting through its Board, shall:

                      (a) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the expiration or termination of the Offer for the purpose of considering and taking action upon this Agreement; and

                      (b) (i) obtain and furnish the information required to be included by it in the Proxy Statement, and after consultation with Parent prepare and file with the SEC a preliminary Proxy Statement, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the definitive Proxy Statement to be mailed to its stockholders at the earliest practicable time following the expiration or termination of the Offer (it being understood that the Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects) and (ii) obtain the necessary adoption of this Agreement by its stockholders. Parent agrees that, at the Special Meeting, it shall cause all of the Shares then owned by Parent, Purchaser or any other direct or indirect subsidiary of Parent to be voted in favor of approval and adoption of this Agreement. The Independent Directors shall unanimously recommend that the holders of the Shares vote in favor of the adoption of this Agreement at the Special Meeting and shall cause such recommendation to be included in the Proxy Statement.

                  SECTION 2.11 Merger Without Meeting of Stockholders. Notwithstanding the foregoing, in the event that Purchaser, or any other direct or indirect subsidiary of Parent, shall acquire at least ninety percent (90%) of the outstanding Shares, the parties hereto agree, at the request of Parent or Purchaser, to take all necessary and appropriate action to cause the Merger

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to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                  SECTION 2.12 Closing. Upon the terms and subject to the conditions hereof, on the second business day after the purchase of any Shares pursuant to the Offer (the "Consummation of the Offer"), after the satisfaction (or, to the extent permitted by law, the waiver in accordance with this Agreement) of the conditions set forth in Article VII, and after the vote of the stockholders of the Company in favor of the adoption of this Agreement has been obtained, if applicable, the Company shall execute in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger as required by the DGCL (or Purchaser shall execute in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of ownership and merger) and the parties shall take such other and further actions as may be required by law to make the Merger effective. Prior to the filings referred to in this Section 2.12, a closing (the "Closing") will be held at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, Philadelphia, Pennsylvania (or such other place, time and date as the parties may agree) for the purpose of confirming all of the foregoing.

                                   ARTICLE III
                      DISSENTING SHARES; EXCHANGE OF SHARES

                  SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted to adopt this Agreement, if applicable, and comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.07 of this Agreement but shall instead be entitled to receive payment of the fair value of such Shares in accordance with the relevant provisions of such Section 262, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal and payment under the DGCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration provided in Section 2.07. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  SECTION 3.02 Exchange of Shares.

                      (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company or similar entity reasonably acceptable to the Company which is authorized to exercise corporate trust or stock powers to act as Exchange Agent in the Merger (the "Exchange Agent"). At the Effective Time, Purchaser will provide the Exchange Agent the funds necessary

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
to make the cash payments contemplated by Section 2.07. Such funds shall be invested by the Exchange Agent as directed by the Purchaser and, after the Effective Time, the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $50,000,000.

                      (b) Promptly after the Effective Time, Purchaser shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), one or more forms of a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate in exchange for the Transaction Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and Purchaser shall cause the Exchange Agent to promptly so pay, cash in an amount equal to the product of the number of Shares formerly represented by such Certificate multiplied by the amount of the Transaction Consideration with respect to Shares, and such Certificate shall then be canceled. No interest will be paid or accrued on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.02, each Certificate (other than Certificates representing Shares held by Parent, the Company or any subsidiary of Parent or of the Company and Dissenting Shares) shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Transaction Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

                      (c) At any time following the twelfth month after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds which have been made available to the Exchange Agent and not disbursed to the holders of Shares (including, without limitation, all interest and other income available to it) and thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to the Transaction Consideration that may be due or payable on surrender of the Certificates held by them.

                      (d) After the Effective Time, the stock books of the Company shall be closed and, thereafter, there shall be no further registrations or transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of the Shares outstanding immediately

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prior to the Effective Time shall cease to have any rights with respect to such
Shares except as otherwise provided herein or by applicable law.

                  SECTION 3.03. Withholding Rights. Each of the Surviving Corporation and Purchaser, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares pursuant to this Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Purchaser, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Purchaser, as the case may be, made such deduction and withholding.

                  SECTION 3.04. No Liability. None of Parent, Purchaser, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Transaction Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Transaction Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the corresponding numbered sections of the Disclosure Schedule delivered to Parent by the Company prior to the execution of this Agreement, the Company represents and warrants to Parent and Purchaser as follows:

                  SECTION 4.01 Organization. Each of the Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such corporation, limited liability company, partnership or other entity has all requisite corporate, company or partnership power and corporate, company or partnership authority to own, operate and lease its respective properties and to carry on its businesses substantially as they are presently conducted. The Company and each of its subsidiaries is duly qualified and in good standing in each jurisdiction in which the nature of the property owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing except for such failures to be so qualified, licensed or in good standing which have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificate of incorporation of the Company, and the By-laws of the Company, and the comparable charter and organizational documents of each subsidiary of the Company.

                  SECTION 4.02 Capitalization; Subsidiaries. The authorized capital stock of the Company consists of 20,000,000 Shares and 500,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which 2,000 shares are designated Series A Junior Participating

Preferred Stock. As of the date hereof there were 5,738,426 Shares and no shares of Preferred Stock issued and outstanding and 205,104 shares of Common Stock were held in the Company's treasury. At August 29, 2000, there were an aggregate of 560,000 Shares reserved for issuance pursuant to the Company's 1992 Stock Option Plan and the Company's Executive Bonus Plan (together, the "Company Stock Plans"). Except for the obligation of the Company to issue (a) 500,379 Shares pursuant to Options currently outstanding (including the currently non-exercisable portions thereof) and (b) Series A Junior Participating Preferred Shares and Shares under certain circumstances upon exercise of the rights ("Rights") issued pursuant to the Rights Agreement, there are not outstanding any options, warrants, calls, subscriptions, convertible securities or other rights or other agreements or commitments exchangeable or exercisable (whether currently or in the future) for, or obligating the Company or any of its subsidiaries to issue, transfer or sell, any shares of capital stock of the Company or any of its subsidiaries. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, preemptive rights. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries. There are no stock appreciation rights ("SARs") attached to the Options or otherwise.

                  All of the outstanding shares of capital stock of the Company's subsidiaries are owned, directly or indirectly, by the Company free and clear of all liens, claims, options, charges, security interests or other legal and equitable rights and encumbrances of whatsoever nature. All issued and outstanding shares of capital stock of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, preemptive rights. The Company does not directly or indirectly own any equity interest in any corporation, company, partnership, or other person other than its subsidiaries.

                  SECTION 4.03 Authority Relative to this Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to approval and adoption of this Agreement by the holders of Shares representing a majority of the votes which may be cast by holders of the Shares (if required by applicable law) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of Shares representing a majority of the votes which may be cast by holders of Shares (if required by applicable law)). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 4.04 Absence of Certain Changes. Since June 30, 2000, each of the Company and each of its subsidiaries has conducted its business only in the ordinary course of business and consistent with past practice, neither the Company nor any of its subsidiaries has suffered any change or, other than in the ordinary course of business, changes in the financial condition or business, results of operations or assets which has resulted in a Material Adverse Effect. Since June 30, 2000, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares, or any split, combination or reclassification, redemption or other acquisition by the Company or any of its subsidiaries of any Shares of capital stock of the Company except for the acquisition of Restricted Shares pursuant to the terms and conditions under which such Shares were issued or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any Shares; (b) (i) any increase in the compensation paid, payable or to become payable by the Company or any of its subsidiaries (including the rate and terms thereof) to its directors, officers or employees, except increases which occur in the ordinary course of business consistent with past practices or (ii) any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices; (c) any entry into any agreement, commitment or transaction by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries taken as a whole (except agreements, commitments or transactions in the ordinary course of business consistent with past practices); (d) any material change by the Company or any of its subsidiaries in accounting methods, principles or practices except as required by United States generally accepted accounting principles ("GAAP"); or (e) any material elections with respect to Taxes (as defined in Section 4.14) by the Company or any subsidiary or any settlement or compromise by the Company or any subsidiary of any material Tax liability or refund.

                  SECTION 4.05 No Undisclosed Liabilities. Since June 30, 2000, neither the Company nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business consistent with past practice, and (b) liabilities that would not have a Material Adverse Effect.

                  SECTION 4.06  Reports.

                      (a) The Company has filed all required forms, reports and other documents (including all prospectuses and all registration statements) with the SEC required to be filed by it with respect to all periods commencing on or after January 1, 1998 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Exchange Act, and the rules and regulations promulgated thereunder (the "Company Filings"). As of their respective dates, the Company Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of such forms, reports or other documents (excluding the financial statements included therein, which are dealt with in the following paragraph), at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act.

                      (b) The consolidated balance sheets and the related consolidated statements of income, retained earnings and changes in financial position (including the related notes thereto) of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, present fairly in all material respects the consolidated financial position of the Company as of their respective dates, and the results of consolidated operations and consolidated cash flows for the periods presented therein, all in conformity with GAAP applied on a consistent basis during the periods involved, except (i) as otherwise noted therein, (ii) in the case of quarterly financial statements for normal year-end audit adjustments (which will not be material) and (iii) in the case of the quarterly financial statements to the extent they may not include footnotes or may be condensed or summary financial statements.

                      (c) The unaudited pro forma estimated consolidated balance sheet and related consolidated unaudited pro forma estimated statements of income, retained earnings and changes in financial position of the Company for the month ended July 31, 2000 attached as Exhibit A to the Disclosure Schedule, present fairly in all material respects the consolidated position of the Company, and the results of consolidated operations and consolidated cash flows for the periods presented therein, all in conformity with GAAP applied on a consistent basis (subject to the absence of footnotes and normal year-end adjustments undertaken in the ordinary course of business consistent with past practice that will not be material).

                  SECTION 4.07 Offer Documents; Proxy Statements; Other Information. None of the information relating to the Company and its subsidiaries supplied in writing by the Company specifically for inclusion in the Offer Documents, including any amendments or supplements thereto, will at the respective times the Offer Documents or any amendments or supplements thereto are filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any information provided by the Company and its subsidiaries shall, after the filing of the Offer Documents or any other document with the SEC, become false or misleading in any material respect, the Company shall promptly notify Parent and update such information in writing and each of Parent and the Company shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Schedule 14D-9 will comply in all material respects with the Exchange Act. If a Proxy Statement is required for the consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied in writing by Parent or Purchaser specifically for inclusion in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to stockholders in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement".

                  SECTION 4.08 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Restated Certificate of Incorporation or By-Laws (or other similar governing documents) of the Company or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any other similar and necessary foreign approvals or waiting periods applicable to the Offer or the Merger, (B) pursuant to the Securities Act and the Exchange Act or the rules and requirements of The American Stock Exchange, (C) the filing of a certificate of merger (or certificate of ownership and merger) pursuant to the DGCL, (D) filings under the Industrial Site Recovery Act of the State of New Jersey and the environmental laws of the various states, (E) filings under state securities, "Blue-Sky" or takeover laws or in connection with maintaining the good standing and qualification of the Surviving Corporation following the Effective Time or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not reasonably be expected to have individually or in the aggregate when taken together with all such other failures a Material Adverse Effect; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) as to which requisite waivers or consents have been obtained prior to the date Shares are first accepted for payment under the Offer or which in the aggregate could not reasonably be expected to have a Material Adverse Effect; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees issued against the Company or any of its subsidiaries or naming the Company or any of its subsidiaries as a party) which could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

                  SECTION 4.09 Litigation, etc. As of the date of this Agreement, there is no claim, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or their respective properties or businesses before any court or governmental or regulatory authority or body acting in an adjudicative capacity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective properties or businesses is subject to any outstanding order, writ, judgment, stipulation, award, injunction or decree of any court issued against the Company or any of its subsidiaries or naming the Company or any of its subsidiaries as a party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.10 Title to Properties; Encumbrances. The Company and each of its subsidiaries has good title to all properties, interests in properties and assets (real and personal) reflected in the consolidated balance sheet of the Company as at June 30, 2000 (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since June 30, 2000) free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except liens for current taxes not yet due and payable and except for such mortgages, liens, pledges, charges or encumbrances which could not reasonably be expected to have in the aggregate a Material Adverse Effect.

                  SECTION 4.11 Benefit Plans.

                      (a) Section 4.11(a) of the Disclosure Schedule contains a true and correct list of each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, retirement, thrift, savings, stock bonus, cafeteria, fringe benefit, vacation, severance, disability, death benefit, medical, hospitalization or insurance or other plan, program, arrangement or understanding, maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its subsidiaries (all of the foregoing being herein called the "Company Benefit Plans") and each employment, consulting, deferred compensation, severance, termination or indemnification agreement between the Company or any of its subsidiaries, on the one hand, and any employee, officer or director of the Company or any of its subsidiaries on the other hand (a "Company Benefit Agreement"). With respect to each Company Benefit Plan, the Company has made available, to the extent applicable, to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service, (ii) such Company Benefit Plan and the most recent summary plan description or similar document required or otherwise provided to participants and beneficiaries of such Company Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA.

                      (b) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries would be subject to any liability that is reasonably likely to have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course of business consistent with past practice), under ERISA, the Code or any other applicable law.

                      (c) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code. All Company Benefit Plans intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39, 1993-2 C.B. 513), to the effect that such Company Benefit Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened litigation, investigation or dispute relating to the Company Benefit Plans. No Company Benefit Plan that is an "employee benefit pension plan" (as defined in Section 3(2) of ERISA) has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, in each case, as of the most recent valuation date of any such plan. None of the Company, its subsidiaries, or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, has maintained or contributed to, or has been obligated to maintain or contribute to, a multi employer plan (within the meaning of Section 3(37) of ERISA) during the six-year period ending on the date hereof. Except as would not reasonably be expected to have a Material Adverse Effect, (i) no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any Company Benefit Plan, or the single-employer plan of any Commonly Controlled Entity, and (ii) all contributions and premiums required to be made by the Company and its subsidiaries under the terms of any Company Benefit Plan have been timely made and (iii) the deduction of any amount payable pursuant to the terms of any Company Benefit Plan, Company Benefit Agreement or otherwise (including by reason of the transactions contemplated hereby) has not been or is not subject to disallowance under Section 162(m) of the Code with respect to any taxable year of the Company ending on or before the Effective Time.

                      (d) Except as disclosed in the Company Filings or as provided for in this Agreement, as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than $100,000 per annum, (ii) union or collective bargaining agreement, (iii) agreement with any officer or other employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or agreement with respect to any officer or other employee of the Company providing any term of employment or compensation guarantee extending for a period of two or more years and for the payment of in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                      (e) Except as otherwise contemplated by this Agreement, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1999.

                      (f) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement other than benefits required under Section 4980B of the Code. The Consummation of the Offer, the Merger or any other transaction contemplated by this Agreement will not (x) entitle any employee, officer or director of the Company or any of its subsidiaries to severance pay, or (y) accelerate the time of payment or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans or Company Benefit Agreement.

                      (g) Other than with respect to the persons listed in
Section 4.11(g) of the Disclosure Schedule (the "Primary Company Executives"), any amount or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the Offer, the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its subsidiaries or any other person in the event that the excise tax under
Section 4999 of the Code is imposed on such disqualified individual. Set forth in Section 4.11(g) of the Disclosure Schedule is (i) the estimated aggregate amount as of the date hereof that could be paid to each Primary Company Executive as a result of the Offer, the Merger and the other transactions contemplated by this Agreement under all Company Benefit Plans, Company Benefit Agreements or otherwise and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

                  SECTION 4.12 Compliance With Agreements; Law; Material Contracts.

                      (a) Neither the Company nor any of its subsidiaries is in default or violation of (i) any term, provision or condition of (A) its Restated Certificate of Incorporation or By-Laws (or similar charter documents) or (B) any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets may be bound ("agreement"), or (ii) any judgment, order, writ, injunction, decree, stipulation, award, law (including, without limitation, the Foreign Corrupt Practices Act), ordinance, rule or regulation of any governmental or regulatory authority or body (including, but not limited to, any law, ordinance, rule or regulation relating to the protection of the environment), except for possible violations in the case of clauses (i)(B) and (ii) which in the aggregate do not have and could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party to any such agreement is, or, based on existing facts and circumstances, with the passage of time will be, in default or violation of any such agreement except for possible violations of such agreements which will not have and could not reasonably be expected to have a Material Adverse Effect. All licenses, permits and other governmental authorizations held by the Company or any of its subsidiaries are valid and sufficient for all businesses conducted by the Company and its subsidiaries except where the failure to hold such licenses, permits and other governmental authorizations would not in the aggregate have and could not reasonably be expected to have a Material Adverse Effect.

                      (b) The Company has filed as an exhibit to a Company Filing, or has delivered or otherwise made available to Parent true, correct and complete copies of all contracts and agreements to which the Company or any of its subsidiaries is a party (a) that would be required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the SEC, if such filing were made as of the date of this Agreement, (b) that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries or affiliates to operate or compete in any geographic area or line of business, or
(c) that provide for any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby, or that contain any change in control provision (collectively, the "Material Contracts"). Each of the Material Contracts is valid and enforceable in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, or other laws affecting the enforcement of creditor's rights generally or by general equitable principles), and there is no default under any Material Contract by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party, in any such case in which such default or event would have or could reasonably be expected to have a Material Adverse Effect. No party to any Material Contract has given notice to the Company or any of its subsidiaries of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default would have or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.13 Patents, Trademarks, Trade Names, etc. The Company or one of its subsidiaries owns, or is licensed or otherwise entitled to use, all patents, trademarks, trade names, service marks, copyrights, applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae in the countries to which such apply, that are necessary to the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property"), other than for such failures to own, license or otherwise be entitled to use such Company Intellectual Property that are immaterial to the conduct of the business of the Company and its subsidiaries as currently conducted. No claims have been asserted or, to the knowledge of the Company, threatened by any person (i) to the effect that the sale or use of any product or process as now used or offered by the Company or any subsidiary infringes on any patents, (ii) against the use by the Company or any of its subsidiaries of any trademarks, trade names, technology, know-how or processes necessary for the operation of the business of the Company and its subsidiaries as currently conducted or presently contemplated or (iii) challenging or questioning the validity or effectiveness of any of the Company Intellectual Property, except for possible claims which in the aggregate do not have and could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.14  Taxes.

                      (a) The Company, each of its subsidiaries and each Company Affiliated Group (as defined below) on or prior to the date of this Agreement has filed or has had filed on its behalf, and will file or will have filed on its behalf prior to the Effective Time, in a timely manner (within any applicable extension periods) with the appropriate governmental entity all income and other material Tax Returns (as defined herein) required to be filed with respect to Taxes (as defined herein) of the Company and each of its subsidiaries, and such Tax Returns are true, correct and complete in all material respects.

                      (b) All income and other material Taxes with respect to the Company, its subsidiaries and each Company Affiliated Group have been paid in full to the extent required to be so paid as of the date of this Agreement and the most recent balance sheet (as of the date of such balance sheet) which is part of the Company Filings reflects an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such balance sheet.

                      (c) No Tax Return of the Company or any of its subsidiaries or any Company Affiliated Group is under audit or, to the knowledge of the Company, examination by any taxing authority, and no notice of such an audit or examination has been received by the Company or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its subsidiaries.

                      (d) No deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against the Company, any of its subsidiaries or any Company Affiliated Group which has not been abated or timely paid in full, and neither the Company nor any subsidiary of the Company has received notice of any such deficiency, delinquency or default.

                      (e) There are no liens for Taxes upon the assets of the Company or any of its subsidiaries except statutory liens for current Taxes not yet due.

                      (f) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority). No power of attorney has been executed by, or on behalf of, the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force, except those granted in the ordinary course of business to attorneys, accountants or other professionals representing the Company.

                      (g) All years of the Company and its subsidiaries up to and including 1996 are closed for U.S. federal income Tax purposes.

                      (h) To the knowledge of the Company, Ruco Polymer Corporation was a valid S corporation within the meaning of section 1361 of the Code when Ruco Polymer Corporation was acquired by the Company.

                      (i) The Company and its subsidiaries have no deferred intercompany gains or losses, excess loss accounts, or deferred losses under section 267(f) of the Code.

                      (j) The Company has not entered into any closing letters or agreements relating to the Company or its subsidiaries pursuant to section 7121 of the Code or any predecessor provision or any similar provision of any state, local or foreign law; and the Company has not applied for any ruling requests, technical advice memoranda, or any other material IRS documents with respect to the Company or its subsidiaries.

                      (k) Neither the Company nor any of its subsidiaries have made any consent under Section 341(f) of the Code.

                      (l) The Company and its subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any federal, state or local laws, domestic and foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                      (m) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of the Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                      (n) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

                      (o) For purposes of this Agreement, (i) "Taxes" shall mean all (x) federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y);(ii) "Tax Return" shall mean any federal, state, local or foreign report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes; (iii) the "Code" shall mean the Internal Revenue Code of 1986, as amended; and (iv) "Company Affiliated Group" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its subsidiaries is or has been a member.

                  SECTION 4.15 Option Plans. The Company, acting through its Board, has the power and authority to vest any unvested Options, to accelerate the termination of Options whose exercise price is in excess of the Transaction Consideration, and otherwise to effectuate the actions called for by Section
2.08 in each case without the consent of the holders of any such Options.

                  SECTION 4.16. Environmental. Except as set forth in the Company Filings or which otherwise would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect:

                      (a) There are no conditions (i) existing on any real property now or previously owned, occupied or operated by the Company or any of its subsidiaries or (ii) resulting from operations conducted on any such property, in either case, that give rise to any violation of, or liability under, any Environmental Law.

                      (b) No real property now or previously owned, occupied or operated by the Company or any of its subsidiaries nor the operations conducted thereon or by any prior owner of the real property, are subject to any pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding relating to human health or any Environmental Laws by or before any court or other governmental authority.

                      (c) All permits, notices and authorizations required pursuant to Environmental Laws to be obtained or filed in connection with the operation or use of any real property of the Company or any of its subsidiaries have been duly obtained or filed, and the Company is in compliance with the terms and conditions of all such permits, notices and authorizations.

                  SECTION 4.17. Stockholder Approval. The affirmative vote of stockholders of the Company required for adoption of this Agreement, if any, will be no greater than a majority of the outstanding Shares. Other than as set forth in the immediately preceding sentence, no separate vote or approval of any class or series of the Company's capital stock is necessary to adopt this Agreement or approve any of the transactions contemplated by the Offer or this Agreement.

                  SECTION 4.18. Employee Matters. Except as set forth in the Company Filings:

                      (a) To the Company's knowledge, no group of employees acting together has any plans to terminate their employment with the Company or any of its subsidiaries as a result of the transactions contemplated by this Agreement or otherwise.

                      (b) Neither the Company nor any of its subsidiaries has experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years.

                      (c) There is no organizational effort presently being made or, to the knowledge of the Company, threatened by or on behalf of any labor union with respect to employees of the Company or of its subsidiaries.

                  SECTION 4.19 State Takeover Statutes. To the knowledge of the Company, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Offer, the Merger, the Stockholder Agreement or the other transactions contemplated hereby or thereby. The action of the Board in approving this Agreement and the Stockholder Agreement (and the transactions provided for herein and therein) is sufficient to render inapplicable to this Agreement and the Stockholder Agreement (and the transactions provided for herein and therein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

                  SECTION 4.20. Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of the Company's stock is fair from a financial point of view, a signed copy of which opinion shall be delivered to Parent as soon as practicable after the date hereof.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

                  Parent and Purchaser represent and warrant to the Company as follows:

                  SECTION 5.01 Organization and Good Standing. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

                  SECTION 5.02 Authority Relative to this Agreement. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and Purchaser, and Parent as the sole stockholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, or commence the Offer or to consummate the transactions contemplated by this Agreement (including the Offer). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 5.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision or the respective Certificate of Incorporation or By-Laws (or other similar governing documents) of Parent or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (x) those set forth in clauses (A) through (E) of Section 4.08 hereof or (y) where failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate when taken together with all such other failures have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole or adversely affect or impair the ability of Parent or Purchaser to perform their respective obligations hereunder; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole or adversely affect or impair the ability of Parent or Purchaser to perform their respective obligations hereunder; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not have a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole or adversely affect or impair the ability of Parent or Purchaser to perform their respective obligations hereunder.

                  SECTION 5.04 Offer Documents; Proxy Statement. The Offer Documents and any amendments or supplements thereto, and the Offer will comply in all material respects with the Exchange Act. None of the information contained in the Offer Documents, including any amendments or supplements thereto, will at the respective times the Offer Documents or any amendments or supplements thereto, are filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information supplied by the Company specifically for inclusion in the Offer Documents. None of the information supplied by Parent and its affiliates specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, or, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.05 Financing. Parent has the funds, either from its available cash and cash equivalents or from borrowings to be made under its existing credit facilities or other financing sources, necessary to consummate the Offer and the Merger and the transactions contemplated thereby.

                                   ARTICLE VI
                                    COVENANTS

                  SECTION 6.01 Conduct of Business of the Company. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to such time at which directors of the Company affiliated with or designated by Parent or Purchaser shall constitute a majority of the Board (such time, the "Board Transition Date"), the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business, consistent with past practice; will use their reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to maintain adequate insurance coverage, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relationships to the end that its goodwill and ongoing business shall not be impaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, neither the Company nor any of its subsidiaries will, prior to the Board Transition Date, without the prior written consent of Parent:

                      (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class of the Company, any Voting Company Debt or other voting securities, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than such issuance of Shares pursuant to the exercise of Options (outstanding on the date of this Agreement) in accordance with their current terms, or, in accordance with the Rights Agreement, the Rights, or, in accordance with the Rights Agreement, Series A Junior Participating Preferred Shares pursuant to the exercise of the Rights, in each case outstanding on the date hereof, or (B) any other securities in respect of, in lieu of or in substitution for, Shares outstanding on the date hereof or Voting Company Debt (which shall mean any bond, debenture or indebtedness having the right to vote on matters on which the stockholders may vote),

                       (ii) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding Shares, except for Restricted Shares pursuant to the terms and conditions of the issuance of such Shares,

                      (iii) declare, set aside or pay any dividend or distribution on any Shares,

                      (iv) propose or adopt any amendments to its Restated Certificate of Incorporation or By-Laws,

                      (v) sell, lease, license, encumber or otherwise dispose of
(A) any equity securities of its subsidiaries, or (B) any other assets or property except in the ordinary course of business consistent with past practice,

                      (vi) merge or consolidate with any other person, acquire any equity securities or any material amount of assets (other than purchases of inventory in the ordinary course of business consistent with past practice) of any other person or enter into any partnership or joint venture with any other person,

                      (vii) sell, transfer, license, sublicense or otherwise dispose of any material intellectual property rights (other than in the ordinary course of business consistent with past practice) or amend or modify any existing agreements with respect to any material intellectual property rights or third party intellectual property rights,

                      (viii) (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any other person other than for an amount not exceeding $5,000,000 in the aggregate, or make any loans, advances, or capital contributions to, or investments in, any other person, (B) enter into or amend any material contract or agreement other than in the ordinary course of business consistent with past practice, (C) authorize or make any capital expenditures or purchases of fixed assets that are not currently budgeted and that in the aggregate exceeds $2,000,000 (D) terminate any material contract (other than an expiration in accordance with the current terms of such contract) to which the Company is a party or (E) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited hereunder,

                      (ix) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable),

                      (x) make any tax election not required by law or inconsistent with past practice or settle or compromise any tax liability,

                      (xi) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against on the Company's July 31, 2000 pro forma balance sheet which is attached as Exhibit A to the Disclosure Schedule or incurred in the ordinary course of business consistent with past practice or other payments, discharges or satisfactions which in the aggregate do not exceed $250,000 or waive the benefits of, or agree to modify in any manner, any confidentiality or standstill agreement,

                      (xii) (A) grant to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries any increase in compensation or pay any bonus, other than in the ordinary course of business consistent with past practice to persons that are not directors or executive officers of the Company or any of its subsidiaries, (B) grant to any employee, officer, director, consultant or independent contractor of the Company or any of its subsidiaries any increase in severance or termination pay, (C) establish, adopt, enter into or amend any Company Benefit Agreement, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan (except that the Company may enter into negotiations beginning November 1, 2000 and thereafter, subject to prior consultation with Parent, amend any collective bargaining agreement which would otherwise expire in accordance with its terms prior to January 1, 2001), (E) take any action to accelerate any rights or benefits, take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Company Benefit Plan or Company Benefit Agreement or (F) amend or modify or grant any Option, in each case above other than (i) changes that are required by applicable law or (ii) to satisfy obligations existing as of the date hereof or (iii) in connection with the hiring of new employees in the ordinary course of business consistent with past practice;

                      (xiii) (A) take any action that (x) would make any representation and warranty of the Company hereunder that is qualified by materiality or Material Adverse Effect inaccurate in any respect at, or as of any time prior to, the Effective Time or (y) would make any representation or warranty of the Company hereunder that is not so qualified to be inaccurate in any material respect at, or as of any time prior to, the Effective Time or (B) omit to take any action reasonably necessary to prevent any such representation or warranty from being inaccurate in any respect or material respect, as the case may be, at any such time, or

                      (xiv) agree in writing or otherwise to take any of the foregoing actions or any action which would prevent the conditions to Purchaser's obligation to purchase Shares under the Offer or Parent's and Purchaser's obligation to consummate the Merger from being satisfied.

                  SECTION 6.02  No Solicitation, etc.

                      (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company and its subsidiaries shall not (and the Company will not permit any of its or any of its subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to) directly or indirectly (i) solicit, encourage, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Company or otherwise) or take any other action intended or designed to facilitate any inquiry or effort of any Person (other than Parent) relating to the possible acquisition of the Company

(whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (ii) provide information with respect to the Company to any Person, other than Parent, relating to a possible Alternative Acquisition by any Person, other than Parent,
(iii) enter into an agreement with any Person, other than Parent, providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent. Notwithstanding the foregoing, prior to the acceptance for payment of Shares pursuant to, and subject to the conditions of, the Offer, the Board may, to the extent required by the fiduciary obligations of the Board, as determined in good faith by the Board (including a majority of the disinterested members thereof) after consultation with independent counsel, in response to a proposal for an Alternative Acquisition ("Alternative Acquisition Proposal") that the Board determines, in good faith after consultation with independent counsel and an independent financial advisor, is or is reasonably likely to result in a Superior Company Proposal (as defined in Section 6.02(e)), that was not solicited by the Company and that did not otherwise result from a breach of this Section 6.02(a) and subject to providing prior written notice of its decision to take such action to Parent,
(x) furnish information with respect to the Company to the Person or group making such Alternative Acquisition Proposal and its representatives pursuant to a confidentiality agreement with terms not materially more favorable to the Person making the Alternative Acquisition Proposal than those applicable to Parent under the Letter Agreement described in Section 6.03(b) (except that such confidentiality agreement need not contain any standstill provisions) and (y) participate in discussions and negotiations with such Person or group and its representatives to the extent required by the fiduciary duties of the Board regarding such Alternative Acquisition Proposal. The Company shall, and shall cause its representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Acquisition Proposal. As used herein, the term "Person" shall include any corporation, individual, partnership, limited liability company, trust, other entity or group (as defined in the Exchange Act.) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.02 by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section by the Company.

                      (b) Neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve or cause or permit the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement constituting or relating to, or which is intended to or is reasonably likely to lead to any Alternative Acquisition Proposal, (iii) approve or recommend, or propose to approve or recommend, any Alternative Acquisition Proposal or (iv) agree or resolve to take actions set forth in clauses (i), (ii) or (iii) of this sentence. Notwithstanding the foregoing, if, prior to the acceptance for payment of Shares pursuant to the Offer (the "Applicable Period"), the Board receives a Superior Company Proposal and the Board determines in good faith, after consultation with independent counsel, that it is necessary to do so in order to comply with its fiduciary obligations, the Board may, during the Applicable Period, in response to a Superior Company Proposal that was unsolicited and did not otherwise result from a breach of Section 6.02(a), withdraw its approval or recommendation of the Offer, the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal concurrently with a termination of this Agreement in accordance with Section 8.01(e)(iii) hereof.

                      (c) The Company promptly, and in any event within 24 hours, shall advise Parent orally and in writing of any Alternative Acquisition Proposal or any inquiry with respect to or that could lead to any Alternative Acquisition Proposal, the identity of the person or group making any such Alternative Acquisition Proposal or inquiry and the material terms of any such Alternative Acquisition Proposal or inquiry. The Company shall (i) keep Parent reasonably informed of the status, including any change to the details, of any such Alternative Acquisition Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Alternative Acquisition Proposal or sent or provided by the Company to any third party in connection with any Alternative Acquisition Proposal.

                      (d) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board, after consultation with independent counsel, failure so to disclose could be inconsistent with its obligations under applicable law, provided, however, that except as set forth in Section 6.02(b), in no event shall the Board or any committee thereof withdraw or modify, or propose to withdraw or modify its position with respect to this Agreement, the Offer or the Merger or adopt, approve or recommend, or propose to adopt, approve or recommend any Alternative Acquisition Proposal.

                      (e) For purposes of this Agreement, "Superior Company Proposal" means any proposal made by a third party to acquire all or substantially all the equity securities or assets of the Company, or other transaction for the acquisition of all or substantially all the equity securities or assets of the Company through a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale or a joint venture, (i) that is not subject to a financing contingency,
(ii) that is on terms which the Board determines in its good faith judgment (after consultation with a financial adviser of nationally recognized reputation, with only customary qualifications, and independent legal counsel) to be superior for the holders of Shares, from a financial point of view, to the Offer and the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement, the Offer and the Merger) and (iii) that is reasonably likely to be consummated, taking into account all financial, regulatory, legal and other aspects of such proposal (including, without limitation, any antitrust or competition law approvals or non-objections).

                  SECTION 6.03 Access to Information.

                           (a)      Subject to any confidentiality requirements
of those agreements to which the Company or any of its subsidiaries is a party that are specifically identified in Section 6.03 to the Disclosure Schedule, any regulatory obligations to maintain the confidentiality of information or any confidentiality privileges applicable to communications between the Company or any of its subsidiaries and its respective attorneys or accountants, between the date of this Agreement and the Effective Time, upon reasonable prior notice to the Company, the Company will give Parent and its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours to the plants, offices, warehouses and other facilities and to the books, contracts, commitments and records of it and its subsidiaries, will permit Parent to make such reasonable inspections during normal business hours as it may reasonably request and will cause its officers and those of its subsidiaries to furnish Parent with such financial, legal and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request; provided, however, that all such access and inspections shall be coordinated by Parent with a designee of the Company and shall be conducted in such manner so as not to unreasonably interfere with the normal business operations of the Company or any of its subsidiaries.

                           (b)      All information received by Parent and its
representatives pursuant to this Section 6.03 will be subject to the Letter Agreement dated May 12, 2000 between Bayer AG and the Company.

                  SECTION 6.04 Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to promptly effect all necessary filings under the HSR Act and use its reasonable efforts to secure all government clearances (whether United States, federal or state, or foreign). Each of the parties hereto further agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In particular, Parent and the Company will use their respective reasonable efforts to obtain all other consents, authorizations, orders and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the Consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, to obtain all necessary consents, approvals or waivers from third parties for the consummation of the transactions, and to execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such reasonably necessary action. Notwithstanding anything in this Section 6.04 to the contrary, in no event shall Parent or Purchaser be required to agree to hold separate or divest any business or assets in order to satisfy their respective obligations hereunder.

                  SECTION 6.05 Public Announcements. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger and the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, court process, or by obligations pursuant to any listing agreement with any national securities exchanges or the National Association of Securities Dealers, Inc.

                  SECTION 6.06 Indemnification; Insurance.

                           (a)      Notwithstanding anything to the contrary in
Section 2.04, Parent and Purchaser agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, each present and former director, officer, employee or agent of the Company or any of its subsidiaries or a director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company or any of its subsidiaries, and each person who is or was then serving in any such capacity (or any person who is or was then serving any other corporation or entity in any such capacity at the request of the Company) (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") provided for in the Company's Restated Certificate of Incorporation or By-Laws or similar organizational documents of any Company subsidiary as in effect on the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than seven (7) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim for indemnification for losses, damages or liabilities of any kind or nature incurred which is asserted or made within such period shall continue until the final disposition of such claim. Notwithstanding the foregoing, no party obligated to provide indemnification hereunder (the "Indemnifying Party") shall be obligated under this Section 6.06 to make any payments in respect of a settlement effected without its written consent (which consent shall not be unreasonably withheld).

                           (b)      Prior to the Effective Date, the Company
shall obtain from the Company's current carrier an extended reporting coverage endorsement to the Company's current Director's and Officers Liability policy, which endorsement shall cover claims emanating from occurrences prior to the Effective Time, and which shall extend coverage to all Indemnified Parties who are currently covered by the Company's Directors and Officers Liability policy. Parent and the Surviving Corporation shall cause such coverage endorsement to be maintained in effect for a period of seven (7) years after the Effective Date.

                           (c)      This Section 6.06 shall survive the closing
of the transactions contemplated hereby, is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 6.06 against Parent or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

                           (d)      In the event the Surviving Corporation or
Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.06.

                  SECTION 6.07  Employment Contracts, Benefits, etc.

                           (a)      Parent agrees that following the Board
Transition Date it will cause the Company or the Surviving Corporation, as the case may be, to comply with the applicable terms and provisions of the employment, retirement, termination, severance and similar agreements and arrangements with officers or other employees of the Company and its subsidiaries which are in effect as of the Board Transition Date.

                           (b)      Parent agrees that for a period of twelve
(12) months following the Board Transition Date, it will, or will cause the Surviving Corporation and its subsidiaries to, continue to maintain the employee benefit plans (other than equity or equity-based plans) for employees and former employees of the Company and its subsidiaries which are in effect as of the Board Transition Date, or other plans that, in the aggregate, provide benefits that are comparable in all material respects (other than equity or equity-based plans) to the benefits in effect as of the Board Transition Date with respect to such employees.

                  SECTION 6.08 Purchase of Shares; Reservation of Rights. Prior to the Consummation of the Offer, except pursuant to the Offer, neither Parent nor Purchaser nor any subsidiary or affiliate of Parent (excluding any affiliates that are not "controlled" by Parent within the meaning of Rule 12b-2 under the Exchange Act) shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any Shares without the prior written consent of the Company. Notwithstanding the foregoing, each of Parent and Purchaser reserves the right after the termination or expiration of the Offer and prior to the Effective Time, and in accordance with applicable law, from time to time, to make, or to cause any of its subsidiaries or affiliates to make, open market or privately negotiated purchases of Shares, at such price or prices as they may determine in their sole discretion.

                  SECTION 6.09 Notification of Certain Matters.

                           (a)      The Company shall give prompt notice to
Parent, and Parent and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is required in connection with the transactions contemplated by this Agreement, or (iv) any Material Adverse Effect or material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole.

                           (b)      The Company shall confer on a regular and
frequent basis with Parent with respect to the Company's and its subsidiaries' business and operations and other matters relevant to the Offer and the Merger, and each of Parent and the Company shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any governmental entity (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, would have, a Material Adverse Effect or a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Parent and its subsidiaries taken as a whole.

                  SECTION 6.10. Rights Agreement; Consequences if Rights Triggered. The Board shall take all action requested by Parent in order to render the Rights according to the Rights Agreement inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and by the Stockholder Agreement. Except as approved in writing by Parent, the Board shall not (i) amend the Rights Agreement, (ii) redeem the Rights or (iii) take any action with respect to, or make any determination under, the Rights Agreement. If any triggering event occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Transaction Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected to receive on the date of this Agreement as a result of the Consummation of the Offer, the Merger and the other transactions contemplated by this Agreement and by the Stockholder Agreement.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, at or prior to the Effective Time of the following conditions:

                           (a)      This Agreement shall have been adopted by
the affirmative vote of the stockholders of the Company at the Special Meeting by the requisite vote in accordance with the DGCL, if such vote is required by the DGCL;

                           (b)      All regulatory approvals required to
consummate the transactions contemplated hereby (whether United States, federal or state, or foreign) shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired;

                           (c)      No statute, rule or regulation shall have
been enacted or promulgated by any governmental authority (whether United States, federal or state, or foreign) which prohibits the consummation of the Merger;

                           (d)      There shall be no order or injunction of a
court of competent jurisdiction (whether United States, federal or state, or foreign) in effect precluding, restricting, prohibiting, preventing, conditioning or making illegal the consummation of the Merger; and

                           (e)      Purchaser shall have purchased all Shares
validly tendered and not withdrawn pursuant to the Offer.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENTS; WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding adoption thereof by the stockholders of the Company, but prior to the Effective
Time:

                           (a)      by mutual written consent of Parent and the
Company;

                           (b)      by Parent or Purchaser if an occurrence or
circumstance (except where Parent's or Purchaser's failure to fulfill any of their respective obligations under this Agreement is the cause of or resulted in such occurrence or circumstance and except where there has been a material breach of any representation or warranty on the part of Parent or Purchaser which has not been cured) has rendered the conditions set forth in Annex A hereto (A) incapable of being satisfied prior to the Expiration Date (assuming for such purposes that the Company has exercised its right to cause the Expiration Date to be extended to the Mandatory Expiration Date, if later, in accordance with Section 1.01(a)) or (B) not satisfied as of the actual Expiration Date, and either (x) Purchaser shall have failed to commence the Offer within five business days after the date of this Agreement, or (y) the Offer shall have been terminated or shall have expired without Purchaser having purchased any Shares pursuant to the Offer;

                           (c)      by either Parent or the Company if any court
of competent jurisdiction or other governmental body (whether United States, federal or state, or foreign) shall have issued an order, decree or ruling or taken any other action precluding, restricting, prohibiting, preventing, conditioning or making illegal the Merger (whether temporary, preliminary or permanent) and such order, decree, ruling or other action shall have become final and nonappealable;

                           (d)      by Parent or Purchaser prior to the purchase
of Shares pursuant to the Offer, if (i) Parent or Purchaser shall discover that any representation or warranty made by the Company in this Agreement is untrue at the time such representation or warranty was made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall not be true and correct as of the Expiration Date, except where the failure to be so true and correct would not have a Material Adverse Effect, provided that if any such failure to be so true and correct is capable of being cured prior to the Mandatory Extension Date, if later, then Parent and Purchaser may not terminate this Agreement under this paragraph (d) until such Mandatory Extension Date, (ii) there shall have been a breach of any covenant or agreement on the part of the Company under this Agreement resulting in a Material Adverse Effect which shall not be capable of being cured prior to the Expiration Date (assuming for such purposes that the Company has exercised its right to cause the Expiration Date to be extended to the Mandatory Expiration Date, if later, in accordance with Section 1.01(a)),
(iii) the Board (x) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or amends or modifies in a manner adverse to Parent and Purchaser its recommendation or approval in respect of this Agreement, the Offer or the Merger, (y) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition or (z) publicly announces its intention to enter into an Alternative Acquisition or (iv) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the Shares, on a fully diluted basis, and on or prior to such date a person shall have made a written Alternative Acquisition Proposal to the Company and not withdrawn such proposal;

                           (e)      by the Company prior to the purchase of the
Shares pursuant to the Offer, if (i) the Company shall discover that any representation or warranty made by Parent or Purchaser in this Agreement is untrue at the time such representation or warranty was made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall not be true and correct as of the date of the Consummation of the Offer, except where the failure to be so true and correct would not materially adversely affect (or materially delay) the Consummation of the Offer or the Merger, provided that if any such failure to be so true and correct is capable of being cured prior to the Expiration Date, then the Company may not terminate this Agreement under this paragraph (e) until the Expiration Date and unless at such time the matter has not been cured or (ii) there shall have been a material breach of any covenant or agreement in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the Consummation of the Offer or the Merger which shall not be capable of being cured prior to the Expiration Date, or (iii) prior to the Consummation of the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser, its approval or recommendation of the Offer, this Agreement, or the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Company Proposal in accordance with Section 6.02(b); provided, that the Company may not terminate this Agreement pursuant to this
Section 8.01(e)(iii) unless:

                                    (A) at least five business days prior to
terminating this Agreement pursuant to this Section 8.01(e) the Company has provided Parent with written notice advising Parent that the Board of Directors of the Company has received a Superior Company Proposal that it intends to accept, specifying the material terms and conditions of such Superior Company Proposal, and identifying the person making such Superior Company Proposal;

                                    (B) the Company has caused its financial and
legal advisors to negotiate in good faith with Parent to attempt to make such adjustments in the financial terms of an amendment to this Agreement that are equal or superior to the financial terms of such Superior Company Proposal; and

                                    (C) the Company has paid to (or concurrently
pays to) Parent the Termination Fee in accordance with Section 8.02(b)(ii); or

                           (f)      by the Company if there shall not have been
a material breach of any representation, warranty, covenant or agreement on the part of the Company which has not been cured and (i) Purchaser shall have failed to commence the Offer within the time required by Section 1.01(a) of this Agreement, (ii) the Offer shall have been terminated or shall have expired without Purchaser having purchased any Shares pursuant to the Offer or (iii) Purchaser shall have failed to pay for Shares pursuant to the Offer prior to the Expiration Date.

                  SECTION 8.02 Effect of Termination.

                           (a)      In the event of the termination and
abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void, without liability on the part of any party hereto except as provided in this Section 8.02 and Sections 6.03(b) and 9.09 and the last sentence of Section 1.02, and except that nothing herein shall relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, neither Parent or Purchaser, on the one hand, nor the Company, on the other hand, shall have any rights with respect to the recovery of expenses, except as provided for in Section 8.02(b)(i).

                           (b)      (i) If Parent or Purchaser shall have
terminated this Agreement pursuant to Section 8.01(d)(i), 8.01(d)(ii) or 8.01(d)(iv), then the Company shall promptly reimburse Parent for all documented out-of-pocket expenses of Parent and its subsidiaries, up to an amount of $1,000,000, incurred in connection with the transactions contemplated hereby (which $1,000,000 limit shall not apply in the event of any intentional or knowing breach by the Company of this Agreement).

                                    (ii) If Parent or Purchaser shall have
terminated this Agreement pursuant to Section 8.01(d)(iii) or the Company shall have terminated this Agreement pursuant to Section 8.01(e)(iii), then in any such case the Company shall, simultaneously with or prior to such termination, pay Parent a termination fee of $12,000,000 (the "Termination Fee") and shall have no obligation to pay any amounts under Section 8.02(b)(i).

                                    (iii) If Parent or Purchaser shall have
terminated this Agreement pursuant to Section 8.01(d)(i), Section 8.01(d)(ii) or
Section 8.01(d)(iv) and within twelve months after such termination either (x) the Company enters into an agreement to merge with another entity or enters into an agreement pursuant to which more than fifty percent (50%) of the issued and outstanding Shares are acquired by another person or pursuant to which new voting securities are issued to another person or to the stockholders of another entity which will aggregate more than fifty percent (50%) of the outstanding voting securities of the Company after such issuance, (y) another person acquires more than fifty percent (50%) of the issued and outstanding Shares, or
(z) the Company enters into an agreement with respect to, or consummates, an Alternative Acquisition (any agreement referred to in clause (x), (y) or (z) of this Section 8.02(b)(iii), an "Acquisition Agreement"), then in any such case the Company shall promptly, but in no event later than two business days after the date of any of the events in (x), (y) or (z), pay Parent the excess of the Termination Fee over any amounts paid to Parent pursuant to Section 8.02(b)(i); provided, however, that if Parent or Purchaser shall have terminated this Agreement pursuant to Section 8.01(d)(i), then the Company shall be obligated to make the payments provided by this Section 8.02(b)(iii) only if the applicable consideration per Share payable in respect of the alternative transaction described above does not equal or exceed the Transaction Consideration.

                                    (iv) Notwithstanding any other provision
hereof, no fee or expense reimbursement shall be paid pursuant to this Section 8.02(b) to any party who shall be in material breach of its obligations hereunder (which breach has not been cured after notice and a reasonable opportunity to cure). For purposes of this clause (iv), Parent and Purchaser shall be deemed a single party.

                  SECTION 8.03 Amendment. This Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company (excluding any representative of Parent or any subsidiary of Parent), Parent and Purchaser at any time before or after adoption of this Agreement by the stockholders of the Company but, after any such adoption, no amendment shall be made which by law requires the further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

                  SECTION 8.04 Extension; Waiver. Subject to Section 1.01 hereof, at any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company (excluding any representative of Parent or any subsidiary of Parent), Parent and Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to applicable law, waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02 Brokerage Fees and Commissions. Except for J.P. Morgan, the Company hereby represents and warrants to Parent with respect to the Company, and except for ING Barings LLC, Parent hereby represents and warrants to the Company with respect to Parent and Purchaser, that no person is entitled to receive from the Company or Parent, respectively, or any of their respective subsidiaries or affiliates, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby. The estimated fees of J.P. Morgan and the Company's legal counsel incurred and to be incurred by the Company in connection with the Offer, the Merger and the other transactions contemplated by this Agreement are set forth in Section 9.02 of the Disclosure Schedule.

                  SECTION 9.03 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral (other than the agreement referred to in Section 6.03(b) hereof), among the parties or any of them with respect to the subject matter hereof, (b) shall be binding upon the parties hereto and their successors and permitted assigns and (c) shall not be assigned by operation of law or otherwise, provided that

Parent or Purchaser may assign its respective rights and obligations to any wholly owned, direct or indirect, subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder. It is understood and agreed that either Parent, Purchaser or any other direct wholly owned subsidiary of Parent may commence the Offer or purchase Shares thereunder (in which event, references herein to (and similar to) Purchaser purchasing Shares shall be deemed appropriately modified).

                  SECTION 9.04 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

                  SECTION 9.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by next-day courier, or by facsimile transmission with confirmation of receipt to the respective parties as follows:

                           If to Parent or Purchaser:

                           Bayer Corporation
                           100 Bayer Road, Building #4
                           Pittsburgh, PA 15205
                           Attention:  General Counsel
                           Facsimile No.: (412) 778-4417

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:   Daniel P. Cunningham, Esq.
                           Facsimile No.: (212) 474-3700

                           If to the Company:

                           Sybron Chemicals Inc.
                           Birmingham Road
                           Birmingham, New Jersey 08011
                           Attention:  President & CEO
                           Facsimile No.:  (609) 894-8641

                           with a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           1650 Arch Street
                           Philadelphia, Pennsylvania 19103

                           Attention: David Gitlin, Esq.
                           Facsimile No.:  (215) 405-3884

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or sent by facsimile transmission, or one day after delivery to a courier for next-day delivery. Nothing in this Section 9.05 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

                  SECTION 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of interpretation of this Agreement.

                  SECTION 9.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  SECTION 9.09 Expenses. Subject to Section 8.02(b), all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  SECTION 9.10 Third Party Beneficiaries. Except for Section
6.06 which is intended to confer third party beneficiary rights on the persons referred to therein, this Agreement is not intended to, and does not, create any rights or benefits of any person other than the parties hereto.

                  SECTION 9.11 Certain Definitions.

                           (a)      "subsidiary" shall mean, when used with
reference to an entity, any corporation or other entity, a majority of the outstanding voting securities of which (or, if there are no such voting interests, 50% or more of the equity interests of which) are owned directly or indirectly by such entity.

                           (b)      "Material Adverse Effect" shall mean any
change, event, occurrence, state of facts or effect that is material and adverse to the condition (financial or otherwise), assets, business, operations, properties or results of operations of the Company and its subsidiaries taken as a whole (provided that no such change, event, occurrence, state of facts or effect shall be deemed to be a Material Adverse Effect unless, in aggregate with all other such changes, events, occurrences, state of facts or effects, there has been or could reasonably be expected to be liabilities, damages or other loss to the Company and its subsidiaries taken as a whole in excess of $4,200,000), or, could reasonably be expected to, directly or indirectly, prevent or materially impede or delay the Consummation of the Offer, the Merger or the other material transactions contemplated by this Agreement, except for any change, event, occurrence, state of facts or effect relating to (i) the identity of Parent or Purchaser, or (ii) past, existing or prospective general economic or regulatory conditions affecting at any time the Company or any of its subsidiaries or the industry or industries in which any of them operate. Notwithstanding the foregoing, the Company may, at its option, include in the Disclosure Schedules items which would not have a Material Adverse Effect within the meaning of the previous sentence, and such inclusion shall not be deemed to be an acknowledgment by the Company that such items would have a Material Adverse Effect or further define the meaning of such term for purposes of this Agreement.

                           (c)      "person" shall include individuals,
corporations, partnerships, limited liability companies, joint ventures, associations, governmental entities, trusts, other entities and groups.

                           (d)      "knowledge of the Company" means the actual
knowledge, after due inquiry, of the directors and executive officers of the Company. Due inquiry shall be deemed to include, as appropriate, inquiries of the plant managers (or equivalent position) of each manufacturing facility of the Company and each of its subsidiaries.

                           (e)      "Environmental Laws" means any applicable
laws, regulations, codes, decrees, orders, judgments or enforceable requirements issued or promulgated by any governmental entity relating to the environment, health, safety, natural resources, or to the management, release or threatened release of, or exposure to, Hazardous Substances.

                           (f)      "Hazardous Substance" means any pollutant or
contaminant or hazardous, dangerous or toxic chemical, material or substance regulated pursuant to any Environmental Law.

                  SECTION 9.12 Consent to Jurisdiction. Each of Parent, Purchaser and the Company irrevocably submits to the exclusive jurisdiction of
(a) the courts of the State of Delaware, and (b) the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                  SECTION 9.13 Construction; Interpretation. The parties hereby agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                         BAYER CORPORATION
[SEAL]

                         By: /s/ E. L. Foote, Jr.
                             ------------------------------
                          Name: E. L. Foote, Jr.
                          Title: Executive Vice President
ATTEST:


Name:  Bruce A. MacIntosh
Title:    Vice President

                         PROJECT TOLEDO ACQUISITION CORP

[SEAL]
                         By: /s/ John L. Williams
                             ------------------------------
                          Name:  John L. Williams
                          Title:   President
ATTEST:


Name: Bruce A. MacIntosh
Title: Assistant Secretary

                         SYBRON CHEMICALS INC.

[SEAL]
                         By: /s/ Richard M. Klein
                             ------------------------------
                          Name: Richard M. Klein
                          Title:     President
ATTEST:


Name: S. F. Ladin
Title: C.F.O.

                                     ANNEX A

                                       to

                        Agreement and Plan of Merger(1)

         Conditions of the Offer.

         1. Notwithstanding any other provisions of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder's offer), to pay for any Shares tendered pursuant to the Offer unless (i) there are validly tendered and not withdrawn prior to the expiration date of the Offer a number of Shares (including the associated Rights), which when added to the Shares then beneficially owned by Purchaser represent at least a majority of the total number of Shares outstanding on a fully diluted basis (the "Minimum Condition") and (ii) the waiting period (and any extension thereof) under the HSR Act and any other similar and necessary foreign approvals or waiting periods applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated and all regulatory approvals required to consummate the Offer and the Merger shall have been obtained and shall remain in full force and effect.

         2. Furthermore, notwithstanding any other provisions of the Offer or the Merger Agreement, Purchaser will not be required to commence the Offer, accept for payment or, subject as aforesaid, to pay for any Shares if, at any time on or after the date of the Merger Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

                  (a) there shall be pending or threatened any suit, action or proceeding by any governmental authority or agency (whether United States, federal or state, or foreign) that has reasonable likelihood of success which seeks to (i) prohibit the making or Consummation of the Offer or the consummation of the Merger, (ii) restrain or prohibit the performance of the Merger Agreement or obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its subsidiaries taken as whole, (iii) prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Offer, the Merger or any other transaction contemplated by the Merger Agreement, (iv) impose limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Shares, including the right to vote the


         (1) Capitalized terms not defined herein shall have the meanings given them in the Agreement and Plan of Merger (the "Merger Agreement").

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Company's common stock purchased by it on all matters properly presented to the stockholders of the Company, or (v) prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries; or

                  (b) there is in effect any statute, rule, regulation enacted or promulgated or any order, decree or injunction (whether preliminary, final or appealable) issued by a court or governmental authority of competent jurisdiction (whether United States, federal or state, or foreign) that has a substantial likelihood of resulting, directly or indirectly, in any of the consequences referred to in paragraph (a) above or prohibits the Consummation of the Offer or the consummation of the Merger or requires Parent or Purchaser to hold separate any material portion of the stock or assets of the Company or its subsidiaries; or

                  (c) there shall have been any statute, rule or regulation enacted or promulgated which prohibits the Consummation of the Offer or the Merger; or

                  (d) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Germany, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Germany; or

                  (e) any representation or warranty made by the Company in the Merger Agreement that is qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of this Agreement and as of such time, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect; or

                  (f) there shall have been a breach in any material respect by the Company of any of its covenants or agreements (other than Sections 6.02 and 6.10) contained in and required by the Merger Agreement or there shall have been a breach by the Company of any of its covenants or agreements contained in and required by Sections 6.02 or 6.10 of the Merger Agreement; or

                  (g) except as set forth in the Disclosure Schedule or in the Company Filings, since the date of the Merger Agreement, there shall have been any state of facts, change, development, effect, event, condition or occurrence that, individually or in the aggregate, constitutes or could reasonably expected to have a Material Adverse Effect; or

                  (h) the Merger Agreement shall have been terminated in accordance with its terms; or

                  (i) the Company's Board of Directors shall have withdrawn or modified (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger Agreement or the Merger, shall have failed to recommend to the stockholders that

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they approve the Offer, shall have recommended to the Company's stockholders another offer or shall have adopted any resolution to effect any of the foregoing; or

                  (j) any Person (other than Parent or any of its subsidiaries) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), of at least 25% of the outstanding voting securities of the Company or is granted any option or right to acquire at least 25% of such voting securities or, in either case, such lesser percentage resulting in a Triggering Event (other than an inadvertent Triggering Event which has been promptly cured) under the Rights Agreement (as used herein, "Person" shall include any corporation, individual, partnership, limited liability company, trust, other entity or group (as defined in the Exchange
Act), other than Parent or any of its affiliates (as defined in the Exchange
Act)); or

                  (k) any of the Principal Stockholders shall have failed to enter into the Stockholder Agreement or shall have materially breached their obligations under the terms of such agreement;

which, in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable, in the sole and absolute discretion of Parent and Purchaser, to proceed with such acceptance for payment or payment.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser and, subject to Section 1.01(a) of the Merger Agreement, may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such condition or may be waived (except for the Minimum Condition) by Parent or Purchaser in whole or in part at any time and from time to time in its sole discretion, subject in each case to the terms of the Merger Agreement. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

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